UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2026 (September 21, 2026)

Warner Music Group Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway,

New York, New York , 10019

(Address of principal executive offices, including zip code)

(212) 275-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	WMG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2026, Warner Music Group Corp. (the “Company”) announced that Carianne Marshall will step down as Co-Chair and Chief Operating Officer, Warner Chappell Music, Inc. (“Warner Chappell Music”), a subsidiary of the Company, effective September 30, 2026. Ms. Marshall will remain employed by Warner Chappell Music through January 8, 2027, during which time she will provide transition and advisory services as requested by Warner Chappell Music.

In connection with her departure, Warner Chappell Music and Ms. Marshall have entered into a separation agreement (the “Separation Agreement”) dated September 22, 2026. Pursuant to the Separation Agreement, Ms. Marshall will receive total gross severance payment representing eighteen months of Ms. Marshall’s per annum salary rate as in effect on January 8, 2027. In addition, Ms. Marshall will be eligible for an annual bonus for fiscal year 2026 in accordance with her existing employment agreement, a pro-rated annual bonus for fiscal year 2027, a lump sum payment in the amount of $116,000 and a one-time award under the Company’s equity compensation plan having a grant date value of $1,500,000.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ending September 30, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warner Music Group Corp.

Date: September 22, 2026	By:	/s/ Paul Robinson
Paul Robinson Executive Vice President and General Counsel